Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K and, if not defined in the Form 8-K, the Proxy Statement/Prospectus.

The following unaudited pro forma condensed combined balance sheet of New Hims as of September 30, 2020 and the unaudited pro forma condensed combined statements of operations of New Hims for the year ended December 31, 2019 and for the nine months ended September 30, 2020 present the combination of the financial information of OAC and Hims after giving effect to the Business Combination, PIPE Financing and related adjustments described in the accompanying notes. OAC and Hims are collectively referred to herein as the “Companies,” and the Companies, subsequent to the Business Combination and the PIPE Financing, are referred to herein as “New Hims.”

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the nine months ended September 30, 2020 give pro forma effect to the Business Combination and PIPE Financing as if they had occurred on January 1, 2019. The unaudited pro forma condensed combined balance sheet as of September 30, 2020 gives pro forma effect to the Business Combination and PIPE Financing as if they were completed on September 30, 2020.

The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the audited and unaudited historical financial statements of each of OAC and Hims and the notes thereto, as well as the disclosures contained in the sections titled “OAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Hims’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included in the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what New Hims’ financial condition or results of operations would have been had the Business Combination and PIPE Financing occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of New Hims. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

On September 30, 2020, OAC entered into the Merger Agreement with Hims. OAC will change its jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”), upon which OAC will change its name to “Hims & Hers Health, Inc.” Immediately after the Domestication, OAC Merger Sub will merge with and into Hims, with Hims as the surviving company in the Merger and, after giving effect to such Merger, Hims shall be a wholly-owned subsidiary of New Hims with Hims Equityholders holding the majority of the common stock of New Hims. The Business Combination was completed on January 20, 2021.

Introduction

New Hims is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of Hims becoming a wholly-owned subsidiary of New Hims as a result of the Business Combination, after which Hims Equityholders will hold a majority of the common stock of New Hims. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and presents New Hims on a pro forma basis.

OAC was incorporated as a Cayman Islands exempted company on April 9, 2019. OAC was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On July 22, 2019, OAC consummated its initial public offering generating gross proceeds of $201.3 million, inclusive of the exercise of an overallotment option. Simultaneously with the closing of the initial public offering, OAC consummated the private placement of warrants, generating gross proceeds of approximately $6.0 million. Upon the closing of the initial public offering and the private placement, the net proceeds of the initial public offering and certain of the proceeds of the private placement was placed in the trust account. As of September 30, 2020, there was $204.5 million held in the trust account. As a condition to consummation of the Business Combination, OAC will change its jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware, upon which OAC will change its name to “Hims & Hers Health, Inc.”

Hims, Inc. was incorporated in Delaware on December 30, 2013. Hims’ mission is to make healthcare accessible, affordable, and convenient for everyone. Hims designed and built a digitally native, cloud-based technology centered around the consumer, and design everything with the consumer in mind. Hims’ proprietary websites, telehealth platform, electronic medical records system, pharmacy integration, and mobile accessibility combine to provide consumers with a seamless, easy-to-use, mobile-first experience. Hims is leading the transformation in healthcare by becoming the digital front door for healthcare consumers.

Hims believes the future of healthcare will be driven by consumer brands that empower people and give them full control over their healthcare. Hims has endeavored to build a healthcare model that squarely focuses on the needs of the healthcare consumer. To enable Hims’ mission of making healthcare accessible, affordable, and convenient for everyone, Hims offers a range of health and wellness products and services available for purchase on the Hims’ websites directly by customers and through wholesale partners.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 combines the historical balance sheet of OAC and the historical consolidated balance sheet of Hims on a pro forma basis as if the Business Combination, summarized below, had been consummated on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 combine the historical statements of operations of OAC and Hims for such periods on a pro forma basis as if the Business Combination, summarized below, had been consummated on January 1, 2019, the beginning of the earliest period presented:

•	the merger of Hims with and into OAC Merger Sub, a wholly owned subsidiary of OAC, with Hims surviving the merger as a wholly owned subsidiary of OAC;

•

the redemption of 6,193 Class A ordinary shares of OAC from OAC public shareholders who elected to have their shares redeemed in connection with the Business Combination for aggregate redemption price of less than $0.1 million;

•

the issuance and sale of 7,500,000 shares of New Hims Class A Common Stock for $10.00 per share and an aggregate purchase price of $75.0 million in the PIPE Financing pursuant to the Subscription Agreements, executed concurrently with the Merger Agreement;

•	Repurchase and cancellation of Hims Class A common stock at a price of $4.56 per share for an aggregate repurchase price of approximately $22.0 million;

•

the issuance of 1,053,708 shares of Hims’ Series C convertible preferred stock in October, November and December 2020 for exercised Series C convertible preferred stock warrants at an exercise price of $0.01 per share;

•

the issuance of 2,844,497 shares of Hims’ Class A common stock in November 2020, December 2020 and January 2021 for exercised Class A common stock warrants for aggregate proceeds of approximately $1.2 million;

•

the conversion of 3,773,437 shares of OAC Class B ordinary shares into 3,773,437 shares of New Hims Class A Common Stock in connection with the Business Combination in accordance with terms of the Merger Agreement.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give pro forma effect to events that are: (i) directly attributable to the Business Combination; (ii) factually supportable; and (iii) with respect to the statement of operations, expected to have a continuing impact on New Hims’ results following the completion of the Business Combination.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•

the (i) historical audited financial statements of OAC as of December 31, 2019 and for the period from April 9, 2019 (inception) through December 31, 2019 and (ii) historical condensed unaudited financial statements of OAC as of and for the nine months ended September 30, 2020 and the related notes, in each case, included elsewhere in the Proxy Statement/Prospectus;

•

the (i) historical audited consolidated financial statements of Hims as of and for the year ended December 31, 2019 and (ii) historical condensed consolidated unaudited financial statements of Hims as of and for the nine months ended September 30, 2020 and the related notes, in each case, included elsewhere in the the Proxy Statement/Prospectus; and

•

the disclosures and discussion in “OAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Hims’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other information relating to OAC and Hims contained in the Proxy Statement/Prospectus, including the Merger Agreement and the description of certain terms thereof set forth under “Business Combination Proposal.”

Description of the Business Combination

On September 30, 2020, OAC and its wholly owned subsidiary, OAC Merger Sub, entered into the Merger Agreement with Hims with the Business Combination completed on January 20, 2021.

Subject to the terms and conditions of the Merger Agreement, OAC has agreed to pay (1) Hims Equityholders aggregate consideration consisting of approximately 161.3 million shares of New Hims Common Stock, including shares issuable in respect to Hims outstanding warrants, options and restricted stock units, (the “Stock Consideration”), (2) up to 16.0 million shares of New Hims Common Stock, in form of restricted shares of New Hims Class A Common Stock (“Earn Out Shares”) and earn out restricted stock unit awards (“Earn Out RSUs”), as contingent consideration (the “Earn Out Consideration”), and (3) approximately 1.0 million New Hims Class A Common Stock Warrants and Warrant RSUs (the “Warrant Consideration”).

The Stock Consideration was decreased by the number of shares of New Hims Common Stock that would have been issued to Hims Stockholders pursuant to the Merger Agreement, but who instead elected to have their shares of Hims common stock purchased by Hims or elect to have such holders’ shares of New Hims common stock, issuable upon consummation of the Business Combination, directly purchased by investors participating in the PIPE Financing (the “Hims Pre-Closing Redemption”). The Stock Consideration was decreased by approximately 2.2 million shares of New Hims as a result of Hims Stockholders electing to participate in the Hims Share Redemption for aggregate proceeds of approximately $22.0 million. Additionally, the Stock Consideration was increased by the number of shares of New Hims Common Stock equal to the sum of the aggregate exercise prices of all Hims options and warrants outstanding and unexercised as of immediately prior to the closing divided by the reference price of $10.00 per share.

In connection with the Business Combination, New Hims adopted a dual class stock structure pursuant to which all stockholders of New Hims hold shares of New Hims Class A Common Stock, except for Andrew Dudum, the Chief Executive Officer and Co-Founder of Hims, including his affiliates and permitted transferees, who hold, directly or indirectly, shares of New Hims Class A Common Stock and shares of New Hims Class V Common Stock. Immediately following the consummation of the Business Combination, and by virtue of Mr. Dudum’s holdings of New Hims Class A Common Stock and New Hims Class V Common Stock, Mr. Dudum holds approximately 90% of the voting power of New Hims.

In order to implement the dual class common stock structure that resulted in Mr. Dudum holding approximately 90% of the aggregate voting power of New Hims Common Stock immediately following the Business Combination, the board of directors and requisite Hims Stockholders approved a recapitalization (the “Hims Recapitalization”) pursuant to which all outstanding shares of Hims preferred stock and Class F common stock converted into shares of Him Class A common stock at the then-effective conversion rate immediately prior to the Effective Time. As part of the Hims Recapitalization, approximately 33% of the outstanding shares of Hims Class A common stock and outstanding equity awards held by Mr. Dudum were exchanged for shares of Hims Class V common stock, which have economic rights, including dividend and liquidation rights, equivalent to those of the shares of Hims Class A common stock, but carry additional voting rights.

Each share of Hims’ existing common stock, following the conversion of Hims preferred stock into Hims common stock as a result of the Hims Recapitalization, was converted into approximately 0.4530 shares of New Hims Class A Common Stock, with the exception of Mr. Dudum who will receive New Hims Class A and Class V Common Stock, based on the determined exchange ratio (the “Per Share Exchange Amount”). Additionally, each share of Hims common stock and preferred stock received warrants exercisable into New Hims Class A Common Stock based on an exchange ratio of 0.0028 (the “Warrant Exchange Amount”) and received Earn Out Shares based on an exchange ratio of 0.0443 (the “Earn Out Exchange Amount”). The vesting of Earn Out Shares is contingent on the trading price of New Hims Class A Common Stock exceeding certain trading price thresholds, as further described below.

Each Hims common stock warrant and preferred stock warrant, outstanding immediately prior to the consummation, was assumed by New Hims and exchanged into warrants exercisable into New Hims Class A Common Stock determined based on multiplying the number of shares Hims common or preferred stock issuable for the warrants multiplied by the Per Share Exchange Amount. Additionally, upon exercise of such assumed warrant following the consummation, each outstanding Hims warrant will receive New Hims Class A Common Stock equal to the product of the number of shares Hims common or preferred stock issuable for such Hims warrant multiplied by the Warrant Exchange Amount, and the number of shares of Hims common or preferred stock issuable for such Hims warrant multiplied by the Earn Out Exchange Amount.

Each Hims option was converted into an option to purchase shares of New Hims Class A Common Stock with the number of shares of New Hims Class A Common Stock issuable for such Hims option determined by multiplying the number of Hims shares that were issuable upon exercise of such Hims option multiplied by the Per Share Exchange Amount, rounded down to the nearest whole share. Additionally, the exercise price of each converted option was determined by dividing the exercise price of the respective Hims options by the Per Share Exchange Amount, rounded up to the nearest whole cent. Additionally, holders of Hims options will receive Earn Out RSUs based on the Earn Out Exchange Amount with the Earn Out RSUs for Hims option holders to be granted as soon as practical following the completion of the Business Combination.

Each award of Hims restricted stock units was converted into restricted stock units of New Hims with the number of restricted stock units converted determined by multiplying the number of Hims shares underlying such Hims restricted stock units multiplied by the Per Share Exchange Amount. Additionally, holders of Hims restricted stock units received Earn Out RSUs with the number of Earn Out RSUs determined by multiplying the number of Hims restricted stock units by the Earn Out Exchange Amount.

Holders of Hims options and restricted stock units will also receive approximately 35 thousand restricted stock units (the “Warrant RSUs”) to be granted as soon as practical following the completion of the Business Combination. The number of Warrant RSUs to be issued was determined at consummation, with a value equal to the difference between the average of price of OAC common stock for the 10 trading days prior to the consummation of the Business Combination and $11.50, if such average price is in excess of $11.50, and a value equal to the Black-Scholes warrant model for a capped American call on Bloomberg as of the consummation if such average price is equal to or less than $11.50. Each such holder of a Hims option or Hims RSU must remain in continuous service through the grant date to receive such Warrant RSUs and the Earnout RSUs (as described above).

The following summarizes the consideration:

(in thousands, except per share amounts)
Shares transferred at closing(1),(2) (4)	160,059
Value Per Share	$10.00

Share consideration(3)	$1,600,590

(1)

The number of shares transferred to Hims Equityholders upon consummation of the Business Combination include (i) 144.7 million New Hims Common Stock of which approximately 0.4 million shares were used for settlement for certain Hims Promissory Notes upon consummation of the Business Combination, (ii) 14.0 million assumed options and restricted stock units, (iii) 0.4 million of assumed warrants, and (iv) 1.0 million of New Hims Class A Common Stock warrants included as part of Warrant Consideration, and excludes 16.0 million Earn Out Shares and Earn Out RSUs as the vesting condition has not been met and remain subject to forfeiture until vested. In the table above, the value allocable to assumed Hims options and assumed Hims warrants is determined based on the treasury stock method.

(2)

The number of shares of New Hims Common Stock, including number of New Hims Common Stock underlying assumed options, restricted stock units and warrants, issued to Hims Equityholders was decreased by the number of Hims shares repurchased by Hims in conjunction with the Hims Share Redemption. Additionally, the number of New Hims Common Stock issued, including the number of New Hims Common Stock underlying the assumed Hims options, restricted stock units, and warrants, to Hims Equityholders was be increased by the sum of the aggregate exercise prices of all Hims options and warrants outstanding and unexercised as of immediately prior to the consummation divided by the reference price of $10.00 per share.

(3)

Share consideration is calculated using a $10 reference price. The actual total value of share consideration was dependent on the value of the common stock at closing; however, no expected change from any change in New Hims Common Stock’s trading price on the pro-forma financial statements as the Business Combination will be accounted for as a reverse recapitalization. The closing share price on the day prior to the consummation of the Business Combination was $16.92. As the Business Combination was accounted for as a reverse recapitalization, the value per share is disclosed for informational purposes only in order to indicate the fair value of shares transferred.

(4)	The shares transferred at Closing excludes shares that were repurchased in the Hims Pre-Closing Redemption for aggregate repurchase price of approximately $22.0 million.

The following summarizes the pro forma common stock ownership as of immediately following the consummation of the Business Combination.

	Pro Forma Combined
	Number of outstanding shares (in millions)	Percentage of Outstanding Shares
OAC public shareholders	20.1	11.4%
Sponsor	3.8	2.2%
PIPE Investors	7.5	4.3%
Hims Stockholders (1), (2), (3)	144.3	82.1%

	175.7	100.0%

(1)

The number of outstanding shares held by Hims Stockholders includes shares of New Hims Class V Common Stock issued to Hims’ CEO. Pursuant to the terms of the Merger Agreement, Hims’ CEO was issued shares of New Hims Class A Common Stock and shares of New Hims Class V Common Stock with such shares representing approximately 90% of the aggregate voting power of all outstanding stock of New Hims.

(2)

The number of outstanding shares held by Hims Stockholders excludes 16.0 million of Earn Out Shares and Earn Out RSUs. The Earn Out Shares and the Earn Out RSUs would further increase the ownership percentages of Hims Stockholders in New Hims and would dilute the ownership of all stockholders of New Hims, as further discussed below. The Earn Out shares are issued and outstanding and have voting rights, but remain subject to forfeiture until vested.

(3)

For pro forma presentation purposes, the number of outstanding shares to be held by Hims Stockholders excludes 0.4 million shares of New Hims Common Stock issuable upon consummation of the Business Combination with such shares settled upon consummation of the Business Combination to satisfy amounts due under certain Hims promissory notes.

After the consummation of the Business Combination, holders of Hims common stock and preferred stock immediately prior to consummation of the Business Combination received Earn Out Shares, and holders of Hims options and restricted stock units immediately prior to the consummation of the Business Combination will receive Earn Out RSUs. Additionally, the holders of Hims warrants immediately prior to the consummation of the Business Combination will, upon exercise of any assumed warrants received in the Business Combination, have the right to receive Earn Out Shares. The aggregate number of Earn Out Shares, including Earn Out Shares underlying the assumed warrants, and Earn Out RSUs is 16.0 million shares New Hims Class A Common Stock. The Earn Out Shares and the Earn Out RSUs will be issued or granted at consummation of the Business Combination or as soon as reasonably practical following the consummation of the Business Combination and remain subject to certain vesting conditions, as further described below. The Earn Out Shares, including such shares underlying the assumed Hims warrants, and the Earn Out RSUs represent approximately 14.2 million and 1.8 million, respectively, of the aggregate 16.0 million shares, subject to the Earn Out.

The Earn Out Shares and Earn Out RSUs become vested if, from the consummation of the Business Combination until the fifth anniversary thereof, the average price of New Hims Class A Common Stock exceeds certain thresholds. The vesting for the first tranche of Earn Out shares, and assuming service-period vesting conditions for the Earn Out RSUs are met, representing one-third of the aggregate Earn Out shares (and equivalent Earn Out RSUs), will occur if the average price of New Hims Class A Common Stock exceeds $15.00 for any 10 trading days within any 20 trading day period. The vesting for the second tranche of Earn Out Shares, and assuming service-period vesting conditions for the Earn Out RSUs are met, representing one-third of the aggregate Earn Out Shares (and equivalent Earn Out RSUs), will occur if the average price of New Hims Class A Common Stock exceeds $17.50 for any 10 trading days within any 20 trading day period. The vesting for the third tranche of Earn Out Shares, and assuming service-period vesting conditions for the Earn Out RSUs are met, representing one-third of the aggregate Earn Out shares (and equivalent Earn Out RSUs), will occur if the average price of New Hims Class A Common Stock exceeds $20.00 for any 10 trading days within any 20 trading day period. In addition to the share-price based vesting conditions, the Earn Out RSUs continue to be subject to service-based vesting conditions with such service-based vesting conditions reflecting service-based vesting conditions of the Hims options and RSUs, and the vesting of the Earn Out RSUs is subject to meeting both the share-price vesting and the service-based vesting conditions.

The issuance of such Earn Out Shares and Earn Out RSUs would dilute the value of all shares of New Hims Common Stock outstanding at that time, assuming that the service-based vesting conditions are also met for the Earn Out RSUs. Assuming the current capitalization structure, the approximately 5.3 million Earn Out Shares and Earn Out RSUs that would become vested upon meeting the $15.00 earn out threshold, and assuming service-based vesting conditions are met for the Earn Out RSUs, would represent approximately 3% of total shares outstanding. Assuming the current capitalization structure, the total shares of approximately 10.7 million Earn Out Shares and Earn Out RSUs that would become vested upon meeting the $17.50 earn out threshold, and assuming service-based vesting conditions are met for the Earn Out RSUs, would represent approximately 6% of total shares outstanding. Assuming the current capitalization structure, the total shares of approximately 16.0 million Earn Out Shares and Earn Out RSUs that would become vested upon meeting the $20.00 earn out threshold, and assuming service-based vesting conditions are met for the Earn Out RSUs, would represent approximately 8% total shares outstanding.

The management of New Hims has concluded that the Earn Out Shares and the warrants, which have the Earn Out Shares as the underlying shares, are equity-classified instruments. The management of New Hims has concluded that the Earn Out RSUs, which are subject to market-based and service-based vesting conditions, are accounted as share-based compensation under ASC 718 – Stock-Based Compensation. The unaudited pro forma condensed combined statement of operations reflect stock-based compensation for periods ending on December 31, 2019 and September 30, 2020, respectively, relating to the Earn Out RSUs as further discussed in Note 2(AA) and Note 2(BB) below. Additionally, and as portion of the Earn Out RSUs related to vested Hims options, the pro forma condensed combined balance sheet reflects a one-time, catch-up expense, as further discussed in Note 2(J) and Note 2(K) below, representing incremental fair value of modified Hims options.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2020

(in thousands, except share and per share amounts)

	Oaktree Acquisition Corp (Historical)	Hims, Inc. (Historical)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$1,258	$36,400	$238,946	(A)	$276,604
Available-for-sale securities	—	59,146	—		59,146
Inventories	—	4,952	—		4,952
Deferred Transaction Costs	—	2,651	(2,651	)(M)	—
Prepaid expenses and other current assets	75	3,982	—		4,057

Total current assets	1,333	107,131	236,925		344,759
Investments held in Trust Account	204,481	—	(204,481	)(B)	—
Long-term investments	—	7,227	—		7,227
Restricted cash, noncurrent	—	1,006	—		1,006
Other long-term assets	—	3,823	—		3,823

Total Assets	$205,814	$119,187	$31,814		$356,815

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25	$6,707	$—		$6,732
Deferred revenue	—	688	—		688
Accrued expenses and other current liabilities	2,578	4,520	(2,471	)(N)	4,627
Accrued expenses due to related parties	30	—	—		30
Due to related parties	404	—	—		404
Warrant liabilities	—	5,066	(5,066	)(C)	—

Total current liabilities	3,037	16,981	(7,537)		12,481
Deferred rent, noncurrent	—	379	—		379
Deferred underwriting fees and other deferred issuance costs	7,194	—	(7,194	)(D)	—

Total liabilities	10,231	17,360	(14,731)		12,860

Mezzanine equity:
Redeemable Convertible Preferred Stock	—	245,168	(245,168	)(E)	—
Common shares subject to possible redemption	190,583	—	(190,583	)(F)	—
Stockholders’ deficit:
Oaktree Acquisition Corp Class A Ordinary Shares	—	—	—		—
Oaktree Acquisition Corp Class B Ordinary Shares	1	—	(1	)(G)	—
Oaktree Acquisition Corp Class A Common Stock	—	—	18	(H)	18
Oaktree Acquisition Corp Class V Common Stock	—	—	1	(I)	1
Hims, Inc. common stock	—	—	3		3
Additional paid-in capital	4,861	22,732	495,817	(J)	523,410
Accumulated other comprehensive loss	—	(10)	—		(10)
Retained earnings (accumulated deficit)	138	(166,063)	(13,542	)(K)	(179,467)

Total stockholders’ equity (deficit)	5,000	(143,341)	482,296		343,955

Total liabilities, mezzanine equity, and stockholders’ equity (deficit)	$205,814	$119,187	$31,814		$356,815

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2020

(in thousands, except share and per share amounts)

	Oaktree Acquisition Corp (Historical)	Hims, Inc. (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenue	$—	$107,291	$—		$107,291
Cost of Revenue	—	29,733	—		29,733

Gross profit	—	77,558	—		77,558
Operating Expenses
Marketing	—	39,675	248	(AA)	39,923
Selling, general, and administrative	2,709	48,401	9,819	(BB)	60,929

Total operating expenses	2,709	88,076	10,067		100,852

Loss from operations	(2,709)	(10,518)	(10,067)		(23,294)

Interest Expense	—	(10)	—		(10)
Interest earned on marketable securities held in trust account	1,699	—	(1,699	)(CC)	—
Other income (expense), net	—	(2,254)	2,477	(DD)	223

Loss before income taxes	(1,010)	(12,782)	(9,289)		(23,081)
Provision for income taxes	—	(103)	—		(103)

Net loss	(1,010)	(12,885)	(9,289)		(23,184)

Other comprehensive loss	—	(12)	—		(12)

Total comprehensive loss	$(1,010)	$(12,897)	$(9,289)		$(23,196)

Basic and diluted weighted average shares outstanding of Class A Common Stock	20,125,000				166,724,110
Basic and diluted net income per share, Class A	$0.08				$(0.13)
Basic and diluted weighted average shares outstanding of Class B ordinary shares	5,031,250
Basic and diluted net loss per share, Class B	$(0.54)
Basic and diluted weighted average shares outstanding of Class V Common Stock					8,377,623
Basic and diluted net loss per share, Class V					$(0.13)

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2019

(in thousands, except share and per share amounts)

	Oaktree Acquisition Corp (Historical)	Hims, Inc. (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenue	$—	$82,558	$—		$82,558
Cost of Revenue	—	37,953	—		37,953

Gross profit	—	44,605	—		44,605
Operating Expenses
Marketing	—	63,156	1,032	(AA)	64,188
Selling, general, and administrative	710	55,863	26,838	(BB)	83,411

Total operating expenses	710	119,019	27,870		147,599

Loss from operations	(710)	(74,414)	(27,870)		(102,994)

Interest Expense	—	(369)	—		(369)
Interest earned on marketable securities held in trust account	1,857	—	(1,857	) (CC)	—
Other income (expense), net	—	2,809	(951	) (DD)	1,858

Loss before income taxes	1,147	(71,974)	(30,678)		(101,505)

Provision for income taxes	—	(90)	—		(90)

Net income (loss)	1,147	(72,064)	(30,678)		(101,595)

Other comprehensive income	—	4	—		4

Total comprehensive loss	$1,147	$(72,060)	$(30,678)		$(101,591)

Basic and diluted weighted average shares outstanding of Class A Common Stock	20,125,000				166,724,110
Basic and diluted net income per share, Class A	$0.08				$(0.58)
Basic and diluted weighted average shares outstanding of Class B ordinary shares	5,031,250
Basic and diluted net loss per share, Class B	$(0.08)
Basic and diluted weighted average shares outstanding of Class V Common Stock					8,377,623
Basic and diluted net loss per share, Class V					$(0.58)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The pro forma adjustments have been prepared as if the Business Combination had been consummated on September 30, 2020 in the case of the unaudited pro forma condensed combined balance sheet and on January 1, 2019, the beginning of the earliest period presented in the unaudited pro forma condensed combined statement of operations.

The unaudited pro forma condensed combined financial information has been prepared assuming the following methods of accounting in accordance with U.S. GAAP.

Notwithstanding the legal form of the Business Combination pursuant to the Merger Agreement, the Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, OAC will be treated as the acquired company and Hims will be treated as the acquirer for financial statement reporting purposes. Hims has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•

Hims’ CEO received New Hims Class V Common Stock, and together with New Hims Class A Common Stock received by the Hims’ CEO, such shares represent approximately 90% of the aggregate voting power of all outstanding capital stock of New Hims.

•	Hims’ existing stockholders have the greatest ownership interest in New Hims with Hims Stockholders controlling 82% outstanding common stock of New Hims.

•	Hims’ directors represent all of New Hims’ board of directors.

•	Hims’ senior management is the senior management of New Hims.

Accordingly, for accounting purposes, the financial statements of New Hims will represent a continuation of the financial statements of Hims with the acquisition being treated as the equivalent of the Hims issuing stock for the net assets of OAC, accompanied by a recapitalization. The net assets of OAC will be stated at historical cost, with no goodwill or other intangible assets recorded.

One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the consummation are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to New Hims’ additional paid-in capital and are assumed to be cash settled, with the exception of certain fees paid in shares to Hims’ financial adviser in exchange for services provided in connection with the Business Combination.

Additionally, Hims may offer a transaction bonus of up to $10.0 million (the “Bonus Plan”) to its management and employees. Such transaction bonus would result in an increase to compensation expenses of approximately $10.0 million, and up to 50% of such bonus may be allocated to employees of Hims in the form of New Hims Class A Common Stock, or other equity awards exercisable or settleable for New Hims Class A Common Stock, to be issued following the consummation of the Business Combination. Such issuance of shares of New Hims Class A Common Stock would dilute the ownership of all shareholders of New Hims. These amounts may differ based on the final terms of the Bonus Plan. However, as the terms and structuring of the Bonus Plan are not yet finalized, New Hims has not included a pro forma adjustment because such amounts were not deemed factually supportable.

New Hims is currently further evaluating the accounting treatment of the issuance of New Hims Class V Common Stock in connection with the Business Combination.

The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the pro forma adjustments. New Hims’ management believes this unaudited pro forma condensed combined financial information to not be meaningful given New Hims incurred significant losses during the historical periods presented.

New Hims’ management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the Business Combination taken place on the date indicated, nor are they indicative of the future consolidated results of operations of New Hims. They should be read in conjunction with the historical consolidated financial statements and notes thereto of Hims and OAC.

Based on its initial analysis, New Hims’ management did not identify any differences in accounting policies that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies. Upon consummation of the Business Combination, New Hims’ management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, New Hims’ management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of New Hims.

2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and the other transactions contemplated by the Merger Agreement and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of New Hims. OAC and Hims have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 reflects the following adjustments:

(A)	Represents pro forma adjustments to cash to reflect the following:

	(in thousands)
Investment held in trust account	$204,481	(1)
Proceeds from Subscription Agreements	52,973	(2)
Proceeds from exercises of Hims Series C preferred stock warrants	11	(3)
Proceeds from exercises of Hims common stock warrants	1,227	(4)
Proceeds from the settlement of promissory notes	1,194	(5)
Payment made to OAC public shareholders to redeem OAC common stock	(63	)(6)
Payment of deferred underwriter fees, deferred legal fees, and other transaction-related fees	(20,877	)(7)

	$238,946

(1)

Reflects the reclassification of cash equivalents held in the trust account inclusive of accrued interest and to reflect that the cash equivalents are available to effectuate the Business Combination or to pay redeeming OAC shareholders.

(2)

Reflects the proceeds of $75.0 million, net of $22.0 million used for purchase of Hims’ common stock, for $53.0 million from the issuance and sale of shares of New Hims Class A Common Stock at $10.0 per share in the PIPE Financing pursuant to the Subscription Agreements.

(3)	Reflects the proceeds of less than $0.1 million from exercises of Hims Series C preferred stock warrants during October, November and December 2020.
(4)	Reflects the proceeds of $1.2 million from exercises of Hims common stock warrants after September 30, 2020.
(5)	Reflects the proceeds of $1.2 million from the settlement of promissory notes with employees.
(6)	Reflects the less than $0.1 million that was paid to redeem 6,193 shares of OAC’s public shares.
(7)

Reflects the payment of $7.2 million of deferred underwriter fees and deferred legal fees incurred during the OAC initial public offering due upon completion of the Business Combination, an estimated $13.7 million acquisition-related transaction costs. The acquisition-related transaction costs are accounted for as equity issuance costs and the unaudited pro forma condensed balance sheet reflects these costs as a reduction of cash with a corresponding decrease to additional paid in capital. As of September 30, 2020, OAC and Hims had accrued approximately $2.2 million and $0.6 million, respectively with such amounts reflected in accrued expenses. The pro forma financial statements reflect a corresponding adjustment to accrued expenses as noted in Note N.

(B)	Reflects the reclassification of $204.5 million of cash and investments held in the trust account that becomes available following the Business Combination, assuming no redemptions.

(C)

Reflects exchange of Hims preferred stock warrants into New Hims Class A Common Stock warrants, pursuant to terms of the Merger Agreement, and exercises of Hims Series C Preferred Stock warrants during October, November and December 2020. Hims preferred stock warrants were previously contingently puttable or redeemable, resulting in Hims classifying such warrants as liabilities in its historical financial statements. New Hims has concluded that the New Hims Class A Common Stock warrants exchanged for Hims preferred stock warrants are equity-classified warrants and the adjustment reflects reclassification of the warrants from liability to additional paid-in capital, including the par value from the exercise of the warrants, as noted in Note 2(J) below.

(D)	Reflects the payment of $7.2 million of deferred underwriter fees and deferred legal fees incurred by OAC during the OAC initial public offering due upon consummation of the Business Combination.

(E)

Reflects conversion of Hims preferred stock into Hims common stock pursuant to the terms of the Merger Agreement, and as a result of the Hims Recapitalization, resulting in an adjustment of $245.2 million from temporary equity to additional paid-in capital. The unaudited pro forma condensed balance sheet reflects the conversion with a corresponding increase to additional paid-in capital.

(F)

Reflects the reclassification of $190.6 million of OAC public shares, subject to possible redemption, from mezzanine equity to permanent equity, assuming no redemptions. The unaudited pro forma condensed balance sheet reflects the reclassification with a corresponding increase of $190.6 million to additional paid in-capital and an increase of less than $0.1 million to New Hims Class A Common Stock.

(G)	Reflects the conversion of OAC Class B ordinary shares to New Hims Class A Common Stock pursuant to terms of the Merger Agreement.
(H)	Represents pro forma adjustments to New Hims Class A Common Stock balance to reflect the following:

(in thousands)
Issuance of New Hims Class A Common Stock from PIPE Financing per Subscription Agreements	$1
Recapitalization of Hims preferred stock and common stock to New Hims Class A Common Stock	14
Reclassification of OAC public shares subject to redemption, assuming no redemption, to permanent equity	2
Conversion of OAC Class B ordinary shares to New Hims Class A Common Stock in connection with the Business Combination	1

$18

(I)	Represents recapitalization of Hims common stock to New Hims Class V Common Stock.

(J)	Represents pro forma adjustments to additional paid-in capital balance to reflect the following:

	(in thousands)
Reclassification of OAC public shares subject to redemption, assuming no redemptions, to permanent equity, and increase in par value of common stock	$190,581
Issuance of New Hims Class A Common Stock from PIPE Financing per Subscription Agreements	52,972
Exchange of Hims liability-classified warrants to New Hims equity-classified warrants and exercise of warrants	5,077
Conversion of Hims preferred stock (mezzanine equity) to Hims common stock (permanent equity)	245,168
Record catch-up expense for Hims CEO’s performance-based options	3,270	(1)
Record catch-up expense for Earn Out RSUs and Warrant RSUs	8,994	(2)
Recapitalization between Hims Preferred Stock and Common Stock to OAC Class B Common Stock	(15)
Elimination of OAC’s historical retained earnings	2,351	(3)
Exercise of Hims common stock warrants	1,224
Settlement of Hims promissory notes	875
Record catch-up expense for certain Hims RSUs subject to service-based and performance-based vesting conditions	1,140	(2)
Record the redemption of OAC common stock	(63)
Reduction in additional paid-in capital for acquisition-related transaction expenses	(15,757)

	$495,817

(1)

Represents stock-based compensation expense of approximately $3.3 million associated with performance stock options previously granted to Hims’ CEO. The performance condition is deemed to be probable of being met upon consummation, resulting in New Hims recognizing a one-time catch-up expense. Because the expense does not have a continuing impact, it is reflected as an adjustment to accumulated deficit.

(2)

Represents stock-based compensation expense of approximately $8.8 million associated with Hims options, reflecting incremental fair value of certain vested Hims options being exchanged into right to receive the applicable merger consideration, including the Earn Out RSUs and Warrant RSUs. Additionally, Hims had granted certain RSUs subject to service-based vesting conditions and a performance-based vesting condition tied to achievement of a liquidity event. At completion of the business combination, the performance-based vesting condition was met and the catch-up expense reflects expense for the portion of the requisite service-based condition rendered prior to the completion of the Business Combination with the remaining expense to be recognized over the requisite service period. Because the expense does not have a continuing impact, it is reflected as an adjustment to accumulated deficit.

(3)

Represents the elimination of OAC’s retained earnings with a corresponding adjustment to accumulated deficit, as noted in Note 2(K), in connection with the reverse recapitalization, including the adjustment for accrued transaction expenses.

(K)	Represents pro forma adjustments to Retained Earnings (Accumulated Deficit) balance to reflect the following:

(in thousands)
Elimination of OAC’s historical retained earnings	$(2,351)
Elimination of OAC’s accrued transaction expenses	2,213
Record catch-up stock-based compensation for earnout RSUs subject to service-based and performance-based vesting conditions	(9,950)
Record expense for one-time catch up of vested warrants	(184)
Record catch-up expense for Hims CEO’s performance-based options	(3,270)

$(13,542)

(L)	Reflects the non-recurring transaction expenses incurred by Hims.

(M)	Reflects the non-recurring transaction expenses recorded by Hims and OAC, including $2.2 million of OAC accrued transaction expenses and $0.6 million of Hims transaction expenses accrued.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the nine months ended September 30, 2020 are as follows:

(AA)

Represents incremental stock-based compensation expenses relating to the Earn Out RSUs, Warrants RSUs and certain Hims RSUs subject to service-based and performance-based vesting conditions. As noted in Note 2(J) above, the performance-based vesting condition was met upon completion of the Business Combination with the remaining expense to be recognized over the requisite service period.

(BB)	Represents pro forma adjustments related to selling, general, and administrative expense as follows:

	For the nine months ended on September 30, 2020	For the year ended on December 31, 2019
CEO performance-based options(1)	$4,096	$5,476
Earn Out RSUs(2)	4,315	11,814
Hims RSUs subject to service-based and performance-based vesting conditions(3)	3,425	8,932
Warrant RSUs	196	616
Elimination of OAC’s accrued transaction expenses	(2,213)	—

	$9,819	$26,838

(1)

The performance-based options for Hims’ CEO consist of two awards which will vest upon either (i) an acquisition of Hims with per share consideration equal to at least $10.41 and $17.35, respectively, with such share prices being referenced to Hims’ share prices prior to the effect of the Business Combination, or (ii) a per share price on a public stock exchange that is at least equal to $10.41 and $17.35, respectively, with such share prices being referenced to Hims’ share prices prior to the effect of the Business Combination. For accounting purposes, the awards have a performance-based vesting condition, based on achievement of a liquidity event, and a market-based vesting condition, based on the share price of Hims. The stock-based compensation expense for these awards will be recognized when it is probable that either of the performance criteria will be achieved with such performance-based vesting condition becoming probable of being met upon the consummation of the Business Combination.

Based on current facts and circumstances, the market-based vesting condition is not expected to be met upon consummation of the Business Combination. Since the market condition is expected to be met subsequently after the performance-based vesting condition is met, New Hims will recognize a one-time, catch-up of stock-based compensation expense upon consummation of the Business Combination based on the proportion of the requisite service period completed prior to the consummation with such expense reflected as an adjustment in pro forma unaudited pro forma condensed combined balance sheet, as noted in Notes 2(J) and 2(K) as such expense is nonrecurring.

The remaining stock-based compensation relating to the awards will be recognized over the remaining derived service periods of each of the respective awards following the consummation of the Business Combination with the pro forma condensed combined statements of operations reflecting the expense to be recognized following the consummation of the Business Combination for the year ended on December 31, 2019 and nine months ended on September 30, 2020, assuming that the Business Combination had been consummated on January 1, 2019.

(2)

The Earn-Out RSUs are subject to (i) service-based vesting condition with such service-based vesting condition reflecting the vesting condition of original Hims options and RSUs and (ii) market-based vesting conditions based on meeting the trading price thresholds with each trading price threshold representing a separate vesting tranche as further discussed in ‘Description of the Business Combination’ section above. For accounting purposes, the expense for the Earn Out RSUs will be recognized on tranche-by-tranche basis over the longer of the service-based vesting condition and the derived vesting period for the market condition. The expense reflected reflects expense to be recognized following the consummation of the Business Combination for the year ended on December 31, 2019 and nine months ended on September 30, 2020, assuming that the Business Combination had been consummated on January 1, 2019.

(3)

Certain Hims restricted stock units were subject to (i) service-vesting conditions and (ii) a performance-based condition tied to achievement of a liquidity event. Upon completion of the Business Combination, the performance-based vesting condition was met, resulting in a one-time catch-up expense relating to time-based vesting condition rendered prior to the completion of the Business Combination. The remaining expense will be recognized over the service-based vesting condition with the expense above reflecting the expense to be recognized following the consummation of the Business Combination for the year ended on December 31, 2019 and nine months ended on September 30, 2020, assuming that the Business Combination had been consummated on January 1, 2019.

(CC)	Represents pro forma adjustment to eliminate interest income related to the investment held in the Trust Account.
(DD)	Reflects the elimination of remeasurement gains and losses on Hims redeemable convertible Preferred Stock warrant liability.

Loss per share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2019. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

	Nine Months Ended on September 30, 2020	Twelve Months Ended on December 31, 2019
	Pro Forma Combined	Pro Forma Combined
Pro forma net loss	$(23,184)	$(101,595)
Basic weighted average shares outstanding—Class A	166,724,110	166,724,110
Basic weighted average shares outstanding—Class V	8,377,623	8,377,623
Net loss per share—Basic and Diluted—Class A(1),(2)	$(0.13)	$(0.58)
Net loss per share—Basic and Diluted—Class V	$(0.13)	$(0.58)
Basic weighted average shares outstanding—Class A
OAC public shareholders	20,125,000	20,125,000
PIPE Investors	7,500,000	7,500,000
Sponsor	3,773,437	3,773,437
Hims Stockholders(3)	135,325,673	135,325,673

	166,724,110	166,724,110

(1)	The per share pro forma net loss excludes the impact of outstanding and unexercised warrants and options, as the inclusion of these would have been anti-dilutive.
(2)

The per share pro forma net loss excludes the impact of the Earn Out Shares and the Earn Out RSUs, as the inclusion of the Earn Out Shares and the Earn Out RSUs would have been anti-dilutive; thus, the effect of these were not included in calculation of diluted loss per share.

(3)

The per share pro forma net loss excludes 609,605 shares of New Hims Class A Common Stock issued for early exercise of stock options with such shares being subject to New Hims’ repurchase right. Additionally, the inclusion of the shares subject to the repurchase right would have been anti-dilutive; thus, the effect of these shares was not included in calculation of diluted loss per share.